UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2025

SHARING ECONOMY INTERNATIONAL INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.85 Castle Peak Road

Castle Peak Bay

Tuen Mun, N.T., Hong Kong

(Address of Principal Executive Offices)

(852) 35832186

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 10, 2025, Sharing Economy International Inc. (“SEII”, the “Company”), And Light Across, Inc. (“Light Across”) entered into a Memorandum of Agreement (the “Agreement”), whereby the two companies entered into the plan for Light Across to purchase SEII’s convertible promissory note(s) (the “Notes”) in the total amount of US$1,000,000.

Light Across provides the best-in-class electric vehicle products (“EV”) using its own platform technologies while focusing on maximizing customer value by lowering the product cost through innovative design, supply chain management, automatic manufacturing, and minimum distribution cost.

On Light Across’s completion of purchasing of the Notes, SEII will acquire the EV assets of Light Across, including its subsidiaries EV assets, including, but not limited to its intellectual property product know-how. Light Control will appoint management members to takeover SEII management roles.

The foregoing description of the Strategic Framework Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated herein by reference and attached hereto as exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Memorandum of Agreement dated December 10, 2025 by and between Sharing Economy International Inc. And Light Across, Inc..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2025	Sharing Economy International Inc.

	By:	/s/ Wu Shanna
Wu Shanna
Chief Executive Officer

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